As filed with the Securities and Exchange Commission on February 1, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sirius XM Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3916511
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1290 Avenue of the Americas, 11th Floor

New York, New York 10104

(212) 584-5100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan

(Full Title of the Plans)

Patrick L. Donnelly, Esq.

Executive Vice President, General Counsel and Secretary

Sirius XM Holdings Inc.

1290 Avenue of the Americas, 11th Floor

New York, New York 10104

(212) 584-5100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of all notices, orders and communications to:

Marisa Stavenas

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act  ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, par value $0.001 per share	19,000,000	$5.77	$109,630,000.00	$13,287.16
(1)	Covers 19,000,000 shares of common stock of Sirius XM Holdings Inc., par value $0.001 per share (“Common Stock”), available for issuance under the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be offered and issued under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act based on a price of $5.77 per share of Sirius XM common stock, which is the average of the high and low price per share of Sirius XM common stock as reported by the NASDAQ Global Select Market on January 28, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 19,000,000 shares of Common Stock to be issued by Sirius XM Holdings Inc. (the “Registrant”) under the Plan.

On February 1, 2019, pursuant to the terms and conditions of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated September 23, 2018, by and among the Registrant, Pandora Media, Inc. (“Pandora”), Billboard Holding Company, Inc., Billboard Acquisition Sub, Inc., White Oaks Acquisition Corp, and Sirius XM Radio Inc., through a series of transactions Pandora became an indirect wholly owned subsidiary of the Registrant (the “Transactions”). At the closing of the Transactions, the Registrant assumed Pandora’s (i) 2014 Stock Incentive Plan of AdsWizz Inc., (ii) Pandora Media, Inc. 2011 Equity Incentive Plan, (iii) Pandora Media, Inc. 2004 Stock Plan and (iv) TheSavageBeast.com, Inc. 2000 Stock Incentive Plan (the “Pandora Stock Plans”). In addition, at the Closing of the Transactions, all shares remaining available for awards under the Pandora Stock Plans which were previously approved by stockholders became additional shares available for awards pursuant to the terms of the Plan (as adjusted, to the extent appropriate, to reflect the application of the exchange ratio in the Merger Agreement pursuant to which each share of Pandora common stock was converted into the right to receive 1.44 shares of Common Stock). Subject to certain limitations set forth in the Plan, such shares may be used for awards under the Plan.

In accordance with Section E of the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the Plan (File No. 333-204302) are incorporated by reference herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the Commission on January 30, 2019;

(b)	The Registrant’s Proxy Statement on Schedule 14A for the 2018 annual meeting of the Registrant’s stockholders filed with the Commission on April 23, 2018;

(c)	The Registrant’s Current Report on Form 8-K filed with the Commission on February 1, 2019 (other than the portions of that document not deemed to be filed); and

(d)	The description of shares of Sirius XM common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 29, 2009, including any amendments or reports filed with the Commission for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules), shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit No.	Document

4.1	Amended and Restated Certificate of Incorporation of Sirius XM Holdings Inc. (incorporated by reference to Exhibit 3.1 to Sirius XM Holdings Inc.’s Current Report on Form 8-K filed on November 15, 2013 (File No. 001-34295)).

4.2	Amended and Restated By-Laws of Sirius XM Holdings Inc. (incorporated by reference to Exhibit 3.2 to Sirius XM Holdings Inc.’s Current Report on Form 8-K filed on November 15, 2013 (File No. 001-34295)).

4.3	Form of certificate for shares of Sirius XM Holdings Inc.’s common stock (incorporated by reference to Exhibit 4.1 to Sirius XM Holdings Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 001-34295)).

4.4	Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Form DEF 14A filed with the Commission on April 6, 2015 (File No. 001-34295)).

5.1	Opinion of Patrick L. Donnelly, Esq., Executive Vice President, General Counsel and Secretary of the Registrant.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.3	Consent of Patrick L. Donnelly (filed as part of Exhibit 5.1 hereto).*

24.1	Power of Attorney (included on the signature page to this Registration Statement).*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 1, 2019.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Name:	Patrick L. Donnelly
Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on February 1, 2019. Each person whose signature appears below hereby appoints Ruth A. Ziegler and Patrick L. Donnelly, and each of them singly, such person’s true and lawful attorneys with full power to them and each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments (including post-effective amendments) to this registration statement and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Signature	Title

/s/ Gregory B. Maffei	Chairman of the Board of Directors and Director
Gregory B. Maffei

/s/ James E. Meyer	Chief Executive Officer and Director (Principal
James E. Meyer	Executive Officer)

/s/ David J. Frear	Senior Executive Vice President and Chief
David J. Frear	Financial Officer (Principal Financial Officer)

/s/ Thomas D. Barry	Senior Vice President and Controller (Principal
Thomas D. Barry	Accounting Officer)

/s/ Joan L. Amble	Director
Joan L. Amble

/s/ George W. Bodenheimer	Director
George W. Bodenheimer

/s/ Mark D. Carleton	Director
Mark D. Carleton

/s/ Eddy W. Hartenstein	Director
Eddy W. Hartenstein

/s/ James P. Holden	Director
James P. Holden

Signature	Title

/s/ Evan D. Malone	Director
Evan D. Malone

/s/ James F. Mooney	Director
James F. Mooney

/s/ Michael Rapino	Director
Michael Rapino

/s/ Kristina M. Salen	Director
Kristina M. Salen

/s/ Carl E. Vogel	Director
Carl E. Vogel

/s/ David M. Zaslav	Director
David M. Zaslav